EXHIBIT 23.2
------------

RAICH           90 Merrick Avenue      1375 Broadway       330 Fifth Avenue
ENDE MALTER     East Meadow, NY 11554  New York, NY 10018  Suite 1300
& CO. LLP       516.228.9000           212.944.4433        New York, NY 10001
                516.228.9122 (fax)     212.944.5404 (fax)  212.686.2224
                cpa@rem-co.com                             212.481.3274 (fax)




                         CONSENT OF INDEPENDENT AUDITORS





We consent to the use in this Registration Statement on Form SB-2 of our report dated March 29, 2006, except for Note 6, as to which the date is July 5, 2006, with respect to our audits of the financial statements of Northern Ethanol, Inc. (formerly, Beaconsfield I, Inc.) for the year ended December 31, 2005 and for the period from inception (November 29, 2004) through December 31, 2004, and to the reference to our firm under the heading "Experts" in the Prospectus.


/s/ Raich Ende Malter & Co. LLP

RAICH ENDE MALTER & CO. LLP

East Meadow, New York

October 12, 2006